EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David A. Conway, Chief Executive Officer of Water Chef, Inc., hereby certify that the Form 10-KSB of Water Chef, Inc. for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Water Chef, Inc.





                                            /s/  *
                                            --------------------------------
                                            Name: David A. Conway, President,
                                                  Chief Executive Officer and
                                                  Chief Financial Officer
Date: April 5, 2005



These certifications are being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and, except to the extent required by the Sarbanes-Oxley Act, shall not be deemed to be filed as part of the periodic report described herein nor shall they be deemed filed by Water Chef, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of the written statements required by Section 906 has been provided to Water Chef, Inc. and will be retained by Water Chef, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.